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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2005

                          WESTWOOD HOLDINGS GROUP, INC.
               (Exact name of registrant as specified in charter)

            Delaware                   001-31234               75-2969997
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

                         200 Crescent Court, Suite 1200
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (214) 756-6900
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02:    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 26, 2005, the Board of Directors of Westwood Holdings Group, Inc. (the "Company") appointed William R. Hardcastle, Jr. as Chief Financial Officer, effective July 27, 2005. Prior to the effective date of Mr. Hardcastle's appointment, Brian O. Casey, the Company's President and Chief Operating Officer, had been performing functions similar to a Chief Financial Officer.

Mr. Hardcastle, 37, joined the Company in December 2001 and served as the Company's Vice President and Treasurer from July 2002 to July 2005 and as Assistant to the President from December 2001 to July 2002. Prior to joining the Company, Mr. Hardcastle was an Associate with Broadband Venture Partners, a Dallas-based venture capital firm, from 2000 to 2001, and, prior to that, worked for Southern Company, a global energy company, from 1994 to 2000 where he held positions in the areas of finance, strategy and corporate development. Mr. Hardcastle received a Bachelor of Business Administration from Southern Methodist University in 1989 and a Master of Business Administration from the Fuqua School of Business at Duke University in 1994 and is a CFA charterholder.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 1, 2005

                                      WESTWOOD HOLDINGS GROUP, INC.

                                      By:  /s/  Brian O. Casey
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                                           Brian O. Casey,
                                           President and Chief Operating Officer